EXHIBIT  23


                    CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of First Albany Companies Inc. on Form S-8 related to the First Albany
Companies Inc. Stock Bonus Plan (File No. 014140)  of our report dated
February 13, 1998, on our audits of the consolidated financial statements and financial statement schedule of First Albany Companies Inc. as of December 31, 1997 and 1996, and, for the years ended December 31, 1997 and 1996, the three months ended December 31, 1995, and the year ended
September 29, 1995, which report is included in this Annual Report on Form 10-K.






                              COOPERS & LYBRAND L. L. P.




Albany, New York
March 23, 1998
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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of First Albany Companies Inc. on Form S-8 related to the First Albany Companies Inc. Executive Officers Deferred Compensation Plan and Investment Executives Deferred Compensation Plan (File No. 014140) of our report dated February 13, 1998, on our audits of the consolidated financial statements and financial statement schedule of First Albany Companies Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, the three months ended December 31, 1995, and the year ended September 29, 1995 which report is included in this Annual Report on Form 10-K.






                                 COOPERS & LYBRAND L. L. P.




Albany, New York
March 23, 1998